Exhibit 3
Distribution Financial Services RV Trust 1999-3
December 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                                                  $352,338,253.7
Beginning Pool Factor                                                                       0.94074518

Distribution Allocable to Principal on Notes
                             Prior                             Current
            Class       Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
            A-1            $0.00            0.0000000        $5,658,323.10        1.1362304
            A-2            $0.00            0.0000000                $0.00        0.0000000
            A-3            $0.00            0.0000000                $0.00        0.0000000
            A-4            $0.00            0.0000000                $0.00        0.0000000
            A-5            $0.00            0.0000000                $0.00        0.0000000
            A-6            $0.00            0.0000000                $0.00        0.0000000
              B            $0.00            0.0000000                $0.00        0.0000000
              C            $0.00            0.0000000                $0.00        0.0000000

Distribution Allocable to Interest on Notes
                           Prior                              Current
Class       Rate       Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1        5.32%           $0.00       0.0000000             $33,897.16        1.1362304
A-2        5.97%           $0.00       0.0000000            $499,161.65        4.9750000
A-3        6.43%           $0.00       0.0000000            $259,718.42        5.3583330
A-4        6.65%           $0.00       0.0000000            $479,952.67        5.5416670
A-5        6.76%           $0.00       0.0000000            $211,728.83        5.6333330
A-6        6.88%           $0.00       0.0000000            $314,456.13        5.7333333
  B        7.17%           $0.00       0.0000000             $55,943.93        5.9750000
  C        7.92%           $0.00       0.0000000             $49,440.60        6.6000000

Note Balance After Giving Effect to Principal Distribution

Class Beginning Balance   Pool Factor   Ending Balance    Pool Factor
A-1    7,640,230.32        1.0000000    $1,981,907.22       66.4333865
A-2  100,334,000.00        1.0000000  $100,334,000.00        1.0000000
A-3   48,470,000.00        1.0000000   $48,470,000.00        1.0000000
A-4   86,608,000.00        1.0000000   $86,608,000.00        1.0000000
A-5   37,585,000.00        1.0000000   $37,585,000.00        1.0000000
A-6   54,847,000.00        1.0000000   $54,847,000.00        1.0000000
  B    9,363,000.00        1.0000000    $9,363,000.00        1.0000000
  C    7,491,000.00        1.0000000    $7,491,000.00        1.0000000
Servicing Fee                                                                              $146,807.61
Servicing Fee Per $1,000 of Orig.Note                                                        0.3919772

Realized Losses                                                                             $61,085.89

Reserve Account Balance                                                                  $5,563,957.14

Payments Received with Respect to Receivables During Most Recently Ended
Collection Period                                                                       $12,814,714.72
            Interest Payments Received                                                   $2,724,736.12
            Scheduled Principal Payments Received                                        $1,768,005.27
            Principal Prepayments Received                                               $8,321,973.33

Distribution to Residual Interestholders                                                         $0.00

Noteholders' Interest Carryover Shortfall                                                        $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                    0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related
Collection Period                                                                                $0.00

Ending Pool Balance                                                                     $352,338,253.7
Ending Pool Factor                                                                          0.94074518
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